Exhibit 10.2

INTEROFFICE MEMO

TO:	[name of recipient]
DATE:	August 9, 2004
FROM:	Larry Deans
SUBJECT:	2004 Long-Term Incentive Program

One Thousand Beverly Way
Fort Smith, AR 72919
(479) 201- 3438

Congratulations on your selection as a participant in the Beverly Enterprises, Inc. 2004 Long-Term Incentive Program.

Your total target long-term compensation under this program is based     % of your base salary as of January 1, 2004 or $        . This total target is delivered evenly through the three components of the program – Time-Lapsed Restricted Stock Units, Performance Based Cash and Performance Based Restricted Units. A description of each program component follows.

Time-Lapsed Restricted Units

•	You are granted restricted shares[1] ($ in initial value divided by the strike price of $7.80 per share).

•	The effective date of the share grant is May 20, 2004 ($7.80 share price above established on this date).

•	The grant will be 100% vested on May 20, 2007 (three years from the grant date). There is no partial vesting prior to the three-year mark.

•	The Nominating and Compensation Committee may, at any time, exercise its discretion to delay vesting of an award for one or more vesting dates specified for such award.

1 Time-Lapsed Restricted shares are actual shares of Beverly stock assigned at no cost to the participant. These shares are nontransferable until the participant fulfills certain conditions (e.g. continued employment for specific number of years defined by the grant).

     Performance Based Cash:

•	You are granted a Performance Based Cash target of $ .

•	The Performance Period for this grant is January 1, 2004 through December 31, 2006.

•	The Performance Based Cash Award is calculated using the following formula:

(Cumulative EBITDA Margin Payout + Cumulative EBITDA $ Payout) * Modifier

Cumulative EBITDA Margin Payout = Target Bonus * 50% * EBITDA Margin Percentage

Cumulative EBITDA $ Payout = Target Bonus * 50% * Cumulative EBITDA Percentage

(See Page 4 of 6)

•	The Modifier shall be determined in accordance with the schedule on Page 4 below. For purposes of calculating the Modifier, the Share Price Gain will be calculated using the difference between the average Share price during the 90-day period immediately preceding end of the Performance Period (i.e. December 31, 2006) and $7.02 (the average Share price during the 90-day period immediately preceding the beginning of the Performance Period — December 31, 2003).

INTEROFFICE MEMO

•	This part of the program will be paid in cash on a date determined by the Committee within 180 days of the Vesting Date of December 31, 2006.

•	The Nominating and Compensation Committee may, at any time, exercise its discretion to delay vesting of an award for one or more vesting dates specified for such award. All cash awards will vest on December 31, 2006.

Performance Based Restricted Units

•	You are granted a Performance Based Restricted Unit award of $ .

•	The Performance Period for this grant is January 1, 2004 through December 31, 2006.

•	The Performance Bonus is calculated using the following formula:

(Cumulative EBITDA Margin Payout + Cumulative EBITDA Payout)

Cumulative EBITDA Margin Payout = Target Bonus * 50% * EBITDA Margin Percentage

Cumulative EBITDA Payout = Target Bonus * 50% * Cumulative EBITDA Percentage

(See Page 4 of 6)

•	This portion of the award will be paid in Stock on a date determined by the Committee after the Vesting Date.

•	The Nominating and Compensation Committee may, at any time, exercise its discretion to delay vesting of an award for one or more vesting dates specified for such award.

Administration Guidelines

Time-Lapsed Restricted Shares & Performance Based Restricted Units Vesting

•	The Time-Lapsed Restricted Shares and Performance Based Restricted Units grants will vest three years after the grant date on May 20, 2007, assuming the Nominating and Compensation Committee has not exercised its discretion to delay.

•	Any restricted shares that have vested can be sold during open windows subject to the prior approval of the Nominating and Compensation Committee.

•	You will be taxed on your vested distribution amount. Your vested distribution amount is your vested number of shares multiplied by the NYSE closing price on vesting date. You will be notified by the Legal department the total number of shares due to you, the total value of those shares and the related tax liability. You may either pay the taxes by submitting a check made payable to Beverly Enterprises, Inc. for the taxes due, or you may swap shares for the amount of your tax liability. CEO approval is also needed if you are swapping shares to pay for your tax liability.

   Examples:

Time-Lapsed Restricted Shares

You receive an initial restricted share distribution of 4,103 shares. On May 20, 2007, these shares will vest. If the share price is $11.00 on May 20, 2007 — you will owe taxes on the $45,133 value.

INTEROFFICE MEMO

Performance Based Restricted Units

The final and approved Cumulative EBITDA Margin Payout equals 8.00 and Cumulative EBITDA Payout equals $525 MM. The Performance Bonus Restricted award would equal $33,598 ($31,998* 50% * 100% — from chart) + ($31,998 * 50%* 110% — from chart). If the share price is $11.00 on May 20, 2007 - you will receive 3,054 shares and owe taxes on this value.

Performance Based Cash Award Vesting

•	The Performance based cash award vests on December 31, 2006 and awards will be paid in cash upon approval of the Nominating and Compensation Committee.

•	You will be taxed on your vested distribution amount. Tax treatment is the same as with ordinary income.

Other conditions to the 2004 Long-Term Incentive Program

•	Voluntary resignation of employment, lay-off, termination for cause, or other termination shall result in forfeiture of any unvested restricted shares and any unpaid cash award.

•	A participant who retires on or after attaining normal retirement age, or takes disability retirement from the Company within the Company’s long-term disability rules, shall vest in the restricted shares and cash bonus for the year in which he retires as if the Participant remained an employee through the end of the applicable vesting periods.

•	Beverly Enterprises, Inc. reserves the right to amend, modify or terminate these plans at any time without prior notice. Beverly Enterprises, Inc. reserves the right to make all decisions and interpretations with respect to these plans and their applications, and the decision of Beverly Enterprises, Inc. shall be final and binding upon all eligible associates. All statements set forth in these materials are intended as a mater of information, and Beverly Enterprises, Inc. always reserves the right to make final decisions over any interpretation or application of the Plan. Nothing in these materials shall constitute a promise or contract between Beverly Enterprises, Inc. and its associates.

Also included in this package is your Time-Lapse Restricted Unit Award agreement. Please sign both of the copies, keeping the one for your records and return the other to Mona Brannon in the Legal department in Fort Smith.

If you have any questions regarding this program or would like to receive a full copy of the governing plan document, please contact myself at 479-201-5262 or Michael Karicher at 479-201-3438.

CC:	Doug Babb
John Fowler — Chairman, Nominating and Compensation Committee

INTEROFFICE MEMO

2004 Long-Term Incentive Program

Performance Based Cash, Performance Based Restricted Units Measures and Modifier

CUMULATIVE EBITDA MARGIN %				CUMULATIVE EBITDA $(MM)*				SHARE PRICE GAIN from $7.02**
From	To		Equals Payout	From	To		Equals Payout	From	To	Modifier
7.00	7.07	=	50%	$458	$462	=	50%	$2.69	$2.81	0.10
7.08	7.22	=	55%	$463	$467	=	55%	$2.82	$2.94	0.20
7.23	7.35	=	60%	$468	$472	=	60%	$2.95	$3.06	0.30
7.36	7.47	=	65%	$473	$477	=	65%	$3.07	$3.19	0.40
7.48	7.57	=	70%	$478	$482	=	70%	$3.20	$3.31	0.50
7.58	7.67	=	75%	$483	$487	=	75%	$3.32	$3.44	0.60
7.68	7.74	=	80%	$488	$492	=	80%	$3.45	$3.56	0.70
7.75	7.81	=	85%	$493	$498	=	85%	$3.57	$3.69	0.80
7.82	7.85	=	90%	$499	$503	=	90%	$3.70	$3.81	0.90
7.86	7.88	=	95%	$504	$508	=	95%	$3.82	$3.94	0.95
7.89	8.00	=	100%	$509	$513	=	100%	$3.95	$4.06	1.00
8.01	8.05	=	105%	$514	$524	=	105%	$4.07	$4.19	1.01
8.06	8.10	=	110%	$525	$534	=	110%	$4.20	$4.32	1.02
8.11	8.20	=	115%	$535	$544	=	115%	$4.33	$4.45	1.03
8.21	8.30	=	120%	$545	$554	=	120%	$4.46	$4.58	1.04
8.31	8.40	=	125%	$555	$564	=	125%	$4.59	$4.71	1.05
8.41	8.50	=	130%	$565	$575	=	130%	$4.72	$4.84	1.06
8.51	8.60	=	135%	$576	$585	=	135%	$4.85	$4.97	1.07
8.61	8.70	=	140%	$586	$595	=	140%	$4.98	$5.08	1.08
8.71	8.80	=	145%	$596	$606	=	145%	$5.09	$5.21	1.09
8.81	8.90	=	150%	$607	$616	=	150%	$5.22	and above	1.10
8.91	9.00	=	155%	$617	$626	=	155%
9.01	9.10	=	160%	$627	$636	=	160%
9.11	9.20	=	165%	$637	$646	=	165%
9.21	9.30	=	170%	$647	$657	=	170%
9.31	9.40	=	175%	$658	$667	=	175%
9.41	9.50	=	180%	$668	$677	=	180%
9.51	9.60	=	185%	$678	$687	=	185%
9.61	9.70	=	190%	$688	$698	=	190%
9.71	9.80	=	195%	$699	$708	=	195%
9.81	and above	=	200%	$709	and above	=	200%

* - In $Millions

** - $7.02 is average close price from October 3, 2003 through December 31, 2003 – The 90 day period preceding the beginning of the performance period (see Page 6 of 6).

INTEROFFICE MEMO

Questions and Answers

1. Did everyone in my Pay Band receive the grant?

No. Management decided to award the “best athletes” with grants. Assessment on performance and potential were conducted.

2. Will the value of my restricted shares change?

Your distribution value will be the number of shares vested times NYSE closing price on vesting date. At any time prior to each vesting date, you can place an estimated value on your grant by multiplying the Beverly Common Stock price times the number of shares you were granted.

3. Once a share is vested, what can I do?

Once a share is vested you can hold it or sell it. If you sell it (exercise) you must do so during the Company’s open window period and you must obtain prior written approval from the CEO.

4. Can I exercise only a portion of my vested awards?

Yes. Once the award is vested, you may exercise all or a portion of your grant. If you hold the share for at least one year after vesting, the incremental gain in share price will be taxed as a long-term capital gain.

5. When do I pay taxes on the grant?

You pay taxes on the grant (restricted shares, performance units and cash awards) at the time these awards vest.

6. Does my grant count as part of pay for other compensation or benefit calculations?

The cash bonus paid shall only be considered as compensation under the employee benefit plans of the company as determined and provided under the provisions of such plans. The restricted shares are not benefits bearing.

7. Do I have shareholder rights on the Restricted Shares granted?

You have rights as a shareholder of Beverly stock.

8. What happens if I leave the Company?

If you voluntarily resign, are terminated for cause, laid off, or other termination occurs, the unpaid cash award and unvested restricted shares are forfeited.

INTEROFFICE MEMO

Beverly Enterprises, Inc.
NYSE Closing Prices
October 3 2003 — December 31 2003

Date	Open	High	Low	Close	Volume	Adj. Close
31-Dec-03	$8.37	$8.60	$8.22	$8.59	1,077,200	$8.59
30-Dec-03	$8.27	$8.45	$8.27	$8.41	577,500	$8.41
29-Dec-03	$8.25	$8.34	$8.22	$8.30	458,100	$8.30
26-Dec-03	$8.22	$8.30	$8.18	$8.24	121,800	$8.24
24-Dec-03	$8.15	$8.25	$8.12	$8.24	156,000	$8.24
23-Dec-03	$8.25	$8.33	$8.11	$8.23	266,200	$8.23
22-Dec-03	$8.23	$8.25	$8.08	$8.25	301,100	$8.25
19-Dec-03	$8.20	$8.24	$8.06	$8.23	496,500	$8.23
18-Dec-03	$8.10	$8.24	$8.03	$8.19	580,400	$8.19
17-Dec-03	$8.13	$8.15	$7.95	$8.08	431,300	$8.08
16-Dec-03	$7.99	$8.24	$7.70	$8.23	1,016,500	$8.23
15-Dec-03	$8.49	$8.53	$7.96	$8.00	880,500	$8.00
12-Dec-03	$8.45	$8.45	$8.05	$8.39	679,300	$8.39
11-Dec-03	$7.70	$8.50	$7.70	$8.44	1,461,200	$8.44
10-Dec-03	$7.97	$7.97	$7.46	$7.75	1,521,300	$7.75
9-Dec-03	$8.20	$8.25	$7.99	$8.10	1,344,500	$8.10
8-Dec-03	$8.20	$8.40	$8.20	$8.25	785,400	$8.25
5-Dec-03	$8.40	$8.40	$8.17	$8.30	1,412,300	$8.30
4-Dec-03	$8.40	$8.48	$8.35	$8.45	1,637,700	$8.45
3-Dec-03	$8.45	$8.60	$8.20	$8.35	3,501,100	$8.35
2-Dec-03	$7.92	$8.50	$7.91	$8.45	3,025,700	$8.45
1-Dec-03	$7.92	$8.00	$7.86	$7.92	1,151,000	$7.92
28-Nov-03	$7.80	$7.93	$7.77	$7.83	485,600	$7.83
26-Nov-03	$7.83	$7.89	$7.63	$7.82	797,400	$7.82
25-Nov-03	$7.65	$7.89	$7.64	$7.81	891,900	$7.81
24-Nov-03	$7.51	$7.65	$7.50	$7.63	878,300	$7.63
21-Nov-03	$7.70	$7.70	$7.45	$7.49	989,900	$7.49
20-Nov-03	$7.42	$7.85	$7.39	$7.65	1,660,900	$7.65
19-Nov-03	$7.40	$7.60	$7.23	$7.52	1,481,800	$7.52
18-Nov-03	$7.10	$7.48	$7.09	$7.35	1,539,200	$7.35
17-Nov-03	$7.10	$7.20	$6.93	$7.06	1,531,500	$7.06
14-Nov-03	$7.55	$7.83	$7.12	$7.25	2,743,500	$7.25
13-Nov-03	$7.00	$7.63	$6.99	$7.55	4,554,000	$7.55
12-Nov-03	$6.60	$7.00	$6.53	$7.00	3,622,500	$7.00
11-Nov-03	$6.80	$6.90	$6.19	$6.30	3,064,200	$6.30
10-Nov-03	$6.75	$6.76	$6.66	$6.66	965,400	$6.66
7-Nov-03	$6.54	$6.78	$6.50	$6.74	1,976,100	$6.74
6-Nov-03	$6.40	$6.65	$6.31	$6.64	2,027,100	$6.64
5-Nov-03	$6.70	$6.74	$6.25	$6.35	2,507,800	$6.35
4-Nov-03	$6.40	$6.40	$6.19	$6.21	682,700	$6.21
3-Nov-03	$6.09	$6.40	$6.03	$6.35	2,849,100	$6.35
31-Oct-03	$5.76	$6.09	$5.70	$6.07	1,528,700	$6.07
30-Oct-03	$5.73	$5.85	$5.65	$5.69	909,400	$5.69
29-Oct-03	$5.53	$5.71	$5.52	$5.71	1,029,500	$5.71
28-Oct-03	$5.47	$5.58	$5.45	$5.58	1,066,800	$5.58
27-Oct-03	$5.44	$5.57	$5.40	$5.49	411,800	$5.49
24-Oct-03	$5.41	$5.47	$5.35	$5.39	531,900	$5.39
23-Oct-03	$5.43	$5.53	$5.42	$5.46	1,329,000	$5.46
22-Oct-03	$5.52	$5.58	$5.45	$5.49	1,032,600	$5.49
21-Oct-03	$5.35	$5.60	$5.35	$5.58	810,700	$5.58
20-Oct-03	$5.46	$5.46	$5.23	$5.45	1,737,900	$5.45
17-Oct-03	$5.52	$5.53	$5.44	$5.48	2,320,200	$5.48
16-Oct-03	$5.40	$5.58	$5.35	$5.52	3,969,500	$5.52
15-Oct-03	$5.47	$5.51	$5.28	$5.40	3,758,100	$5.40
14-Oct-03	$5.28	$5.71	$5.06	$5.42	5,342,500	$5.42
13-Oct-03	$5.39	$5.75	$5.37	$5.70	636,500	$5.70
10-Oct-03	$5.69	$5.70	$5.35	$5.38	1,190,900	$5.38
9-Oct-03	$5.91	$5.96	$5.75	$5.77	637,000	$5.77
8-Oct-03	$6.00	$6.02	$5.77	$5.89	419,600	$5.89
7-Oct-03	$5.99	$6.01	$5.94	$6.00	508,900	$6.00
6-Oct-03	$6.05	$6.20	$5.90	$6.09	477,100	$6.09
3-Oct-03	$6.31	$6.39	$5.97	$6.09	592,600	$6.09

				$435.25
				62	Trading Days

				$7.0202	Avg Stock Price

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